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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                   ---------------------------

                             FORM T-1

                     STATEMENT OF ELIGIBILITY
             UNDER THE TRUST INDENTURE ACT OF 1939 OF
            A CORPORATION DESIGNATED TO ACT AS TRUSTEE
         ------------------------------------------------
       CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
            A TRUSTEE PURSUANT TO SECTION 304(b)(2)
         ------------------------------------------------

                     THE CHASE MANHATTAN BANK
       (Exact name of trustee as specified in its charter)

New York                                               13-4994650
(State of incorporation                          (I.R.S. employer
if not a national bank)                       identification No.)

270 Park Avenue
New York, New York                                          10017
(Address of principal executive offices)               (Zip Code)

                        William H. McDavid
                         General Counsel
                         270 Park Avenue
                    New York, New York  10017
                       Tel:  (212) 270-2611
    (Name, address and telephone number of agent for service)
     -------------------------------------------------------
               Freeport-McMoRan Copper & Gold Inc.
       (Exact name of obligor as specified in its charter)

Delaware                                               74-2480931
(State or other jurisdiction of                  (I.R.S. employer
incorporation or organization)                identification No.)

1615 Poydras Street
New Orleans, LA                                             70112
(Address of principal executive offices)               (Zip Code)

              -------------------------------------
                         Debt Securities
               (Title of the indenture securities)
              -------------------------------------


                             GENERAL

Item 1.  General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

         New York State Banking Department, State House, Albany, New
         York 12110.

         Board of Governors of the Federal Reserve System, Washington,
         D.C., 20551

         Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

         Federal  Deposit  Insurance  Corporation,  Washington,  D.C.,
         20429

     (b) Whether it is authorized to exercise corporate trust powers.

         Yes.


Item 2.  Affiliates with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.


Item 16.  List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with
Registration  Statement  No.  333-06249,  which   is  incorporated  by
reference).

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     5.  Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority. (On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.

     8.  Not applicable.

     9.  Not applicable.


SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 12th day of November, 1996.

                              THE CHASE MANHATTAN BANK



                              By:            /s/ P. Kelly
                                 ------------------------------------
                                              P. Kelly
                                           Vice President



                      EXHIBIT 7 TO FORM T-1


                         Bank Call Notice

                      RESERVE DISTRICT NO. 2
               CONSOLIDATED REPORT OF CONDITION OF

                          Chemical Bank
           of 270 Park Avenue, New York, New York 10017
              and Foreign and Domestic Subsidiaries,
             a member of the Federal Reserve System,

            at the close of business June 30, 1996, in accordance with a call made by the Federal Reserve Bank of this
  District pursuant to the provisions of the Federal Reserve Act


                                                            DOLLAR
                                                            AMOUNTS
                                                              IN
                                                            MILLIONS
ASSETS                                                     ----------
------
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin.....  $    4,167
  Interest-bearing balances..............................       5,094
Securities:
Held to maturity securities..............................       3,367
Available for sale securities............................      27,786
Federal Funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBF's:
  Federal funds sold ....................................       7,204
  Securities purchased under agreements to resell........         136
Loans and lease financing receivables:
  Loans and leases, net of unearned income..... $  67,215
  Less: Allowance for loan and lease losses....     1,768
  Less: Allocated transfer risk reserve........        75
                                                ---------
  Loans and leases, net of unearned income, allowance,
     and reserve.........................................      65,372
Trading assets...........................................      28,610
Premises and fixed assets (including capitalized leases).       1,326
Other real estate owned..................................          26
Investments in unconsolidated subsidiaries and
  associated companies...................................          68
Customer's liability to this bank on acceptances
  outstanding............................................         995
Intangible assets........................................         309
Other assets.............................................       6,993
                                                           ----------
TOTAL ASSETS.............................................  $  151,453
                                                           ==========

LIABILITIES
-----------
Deposits:
  In domestic offices....................................  $   46,917
  Noninterest-bearing.......................... $  16,711
  Interest-bearing.............................    30,206
                                                ---------
  In foreign offices, Edge and Agreement subsidiaries,
    and IBF's............................................      31,577
  Noninterest-bearing....................................  $    2,197
  Interest-bearing.......................................      29,380
Federal funds purchased and securities sold under
  agreements to repurchase in domestic offices of
  the bank and of its Edge and Agreement
  subsidiaries, and in IBF's:
  Federal funds purchased................................      12,155
  Securities sold under agreements to repurchase.........       8,536
Demand notes issued to the U.S. Treasury.................       1,000
Trading liabilities......................................      20,914
Other Borrowed money:
  With a remaining maturity of one year or less..........      10,018
  With a remaining maturity of more than one year........         192
Mortgage indebtedness and obligations under
  capitalized leases.....................................          12
Bank's liability on acceptances executed and
  outstanding............................................       1,001
Subordinated notes and debentures........................       3,411
Other liabilities........................................       8,091
TOTAL LIABILITIES........................................     143,824
                                                           ----------

EQUITY CAPITAL
--------------
Common stock............................................          620
Surplus.................................................        4,664
Undivided profits and capital reserves..................        2,970
Net unrealized holding gains (Losses) on available-
  for-sale securities...................................         (633)
Cumulative foreign currency translation adjustments.....            8
TOTAL EQUITY CAPITAL....................................        7,629
                                                           ----------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK AND
  EQUITY CAPITAL........................................   $  151,453
                                                           ==========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
                           JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
                            WALTER V. SHIPLEY         )
                             EDWARD D. MILLER         )Directors
                          THOMAS G. LABRECQUE         )